Product supplement AI To prospectus dated October 10, 2006 and prospectus supplement dated November 13, 2006	Registration Statement No. 333-137902 Dated October 10, 2006 Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Return Enhanced Notes Linked to Common Stock

General

•    Deutsche Bank AG may offer and sell Return Enhanced Notes Linked to Common Stock (“securities”) from time to time. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the security is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement will control.

•    The securities are senior unsecured obligations of Deutsche Bank AG.

•    Payment on the securities is linked to an underlying common stock, a basket of common stock or a basket of components composed of common stock, as described below.

•    For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

•    The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts, if any, will be specified in the relevant pricing supplement.

•    Investing in the securities is not equivalent to investing in any underlying common stock.

•    The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 14 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

June 17, 2008

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY TERMS

Underlying Stock	Each common stock (the “Underlying Stock”) designated in the relevant pricing supplement accompanying this product supplement.

As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If an Underlying Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS.

Basket

The securities may be linked to two types of baskets. A basket of Underlying Stocks involves weighting and aggregating the individual performances of a group of stocks to derive a basket return that determines your payment, if any, in accordance with the formulas specified below. Alternatively, a basket of components is equivalent to a basket of distinct securities each linked to its own Underlying Stock. The return on each component security, determined in accordance with the formulas specified below, is weighted and aggregated to determine your payment, if any.

In the case of securities linked to a basket of Underlying Stocks, the underlying basket designated in the relevant pricing supplement (the “Basket”) accompanying this product supplement. The individual Underlying Stock included in the Basket (each, a “Basket Stock”) and the relevant weighting of each Basket Stock will be set forth in the relevant pricing supplement.

In the case of securities linked to a basket of components (each, a “Basket Component”), the underlying basket designated in the relevant pricing supplement (the “Basket”) accompanying this product supplement. The individual Underlying Stock linked to each Basket Component (each, a “Component Underlying”) and the relevant weighting of each Basket Component will be set forth in the relevant pricing supplement.

Face Amount of the securities	The denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement

Issue Price	100% of the Face Amount, unless otherwise specified in the relevant pricing supplement

Payment at maturity	Securities Linked to a Single Underlying Stock

At maturity, you will receive for each security that you hold an amount in cash based upon the value of the Underlying Stock on the specified Observation Date or Averaging Dates (as applicable), determined as follows:

Securities without a buffer:

If the Final Share Price is greater than the Initial Share Price, you will receive for each security that you hold a payment at maturity equal to:

Face Amount + (Face Amount × Stock Return × Upside Leverage Factor)

provided that the payment at maturity in excess of the Face Amount will be subject to any Maximum Return.

If the Final Share Price is equal to the Initial Share Price, you will receive for each security that you hold a payment at maturity that is equal to Face Amount of each security.

If the Final Share Price is less than the Initial Share Price, you will receive for each security that you hold a payment at maturity that is less than the Face Amount of each security by an amount proportionate to the decrease in value of the Underlying Stock, which will be equal to:

Face Amount + (Face Amount × Stock Return)

Because the Stock Return will be less than 0, the payment at maturity will be less than the Face Amount.

Under no circumstances will the payment at maturity be less than zero.

Securities with a buffer:

If the Final Share Price is greater than the Initial Share Price, you will receive for each security that you hold a payment at maturity equal to:

Face Amount + (Face Amount × Stock Return × Upside Leverage Factor)

provided that the payment at maturity in excess of the Face Amount will be subject to any Maximum Return.

If the Final Share Price is equal to or less than the Initial Share Price, but has declined by an amount equal to or less than the Buffer Amount, you will receive for each security that you hold a payment at maturity equal to the Face Amount.

If the Final Share Price is less than the Initial Share Price, and has declined by an amount greater than the Buffer Amount, you will receive for each security that you hold a payment at maturity that is less than the Face Amount of each security by an amount proportionate to the decrease in value of the Underlying Stock below the Buffer Amount times the Downside Factor, which will be equal to:

Face Amount + [Face Amount x (Stock Return + Buffer Amount) x Downside Factor]

Because in this scenario the sum of the Stock Return and the Buffer Amount will be less than 0, the payment at maturity will be less than the Face Amount.

Under no circumstances will the payment at maturity be less than zero.

Securities with dual direction exposure:

If the Final Share Price is greater than the Initial Share Price, you will receive for each security that you hold a payment at maturity equal to:

Face Amount + (Face Amount × Stock Return × Upside Leverage Factor)

provided that the payment at maturity in excess of the Face Amount will be subject to any Maximum Return.

If the Final Share Price is equal to the Initial Share Price, you will receive for each security that you hold a payment at maturity equal to the Face Amount of each security.

If the Final Share Price is less than the Initial Share Price, but has declined by an amount less than the Buffer Amount, you will receive for each security that you hold a payment at maturity that is greater than the Face Amount of each security by an amount equal to the absolute value of the Stock Return times the Face Amount, which will be equal to:

Face Amount + [Face Amount × |Stock Return|]

|Stock Return| means the absolute value of the Stock Return.

In this scenario, you will receive a positive return equal to the absolute value of the negative Stock Return. For example, if the Stock Return is -9%, the absolute value of the Stock Return is 9%.

If the Final Share Price is less than the Initial Share Price, and has declined by an amount greater than the Buffer

Amount, you will receive for each security that you hold a payment at maturity that is less than the Face Amount of each security by an amount proportionate to the decrease in value of the Underlying Stock below the Buffer Amount times the Downside Factor, which will be equal to:

Face Amount + [Face Amount x (Stock Return + Buffer Amount) x Downside Factor]

Because in this scenario the sum of the Stock Return and the Buffer Amount will be less than 0, the payment at maturity will be less than the Face Amount.

Under no circumstances will the payment at maturity be less than zero.

Securities Linked to a Basket of Underlying Stocks

For issuances of securities that are linked to a Basket of Underlying Stocks, at maturity you will receive for each security that you hold an amount in cash based upon the value of the Basket on the specified Observation Date or Averaging Dates (as applicable), determined as follows:

For securities linked to a Basket of Underlying Stocks without a buffer:

If the Ending Basket Level is greater than the Starting Basket Level, you will receive for each security that you hold a payment at maturity equal to:

provided that the payment at maturity in excess of the Face Amount will be subject to any Maximum Return.

If the Ending Basket Level is equal to the Starting Basket Level, you will receive for each security that you hold a payment at maturity that is equal to the Face Amount of each security.

If the Ending Basket Level is less than the Starting Basket Level, you will receive for each security that you hold a payment at maturity that is less than the Face Amount of each security by an amount proportionate to the decrease in value of the Basket, which will be equal to:

Face Amount + [Face Amount × Basket Return]

Because the Basket Return will be less than or equal to 0, the payment at maturity will be less than or equal to the Face Amount.

Under no circumstances will the payment at maturity be less than zero.

For securities linked to a Basket of Underlying Stocks with a buffer:

If the Ending Basket Level is greater than the Starting Basket Level, you will receive for each security that you hold a payment at maturity equal to:

provided that the payment at maturity in excess of the Face Amount will be subject to any Maximum Return.

If the Ending Basket Level is equal to or less than the Starting Basket Level, but has declined by an amount equal to or less than the Buffer Amount, you will receive for each security that you hold a payment at maturity equal to the Face Amount.

If the Ending Basket Level is less than the Starting Basket Level, and has declined by an amount greater than the Buffer Amount, you will receive for each security that you hold a payment at maturity that is less than the Face Amount of each security by an amount proportionate to the decrease in value of the Basket below the Buffer Amount times the Downside Factor, which will be equal to:

Because in this scenario the sum of the Basket Return and the Buffer Amount will be less than 0, the payment at maturity will be less than the Face Amount.

Under no circumstances will the payment at maturity be less than zero.

For securities linked to a Basket of Underlying Stocks with dual direction exposure:

If the Ending Basket Level is greater than the Starting Basket Level, you will receive for each security that you hold a payment at maturity equal to:

provided that the payment at maturity in excess of the Face Amount will be subject to any Maximum Return.

If the Ending Basket Level is equal to the Starting Basket Level, you will receive for each security that you hold a payment at maturity that is equal to the Face Amount of each security.

If the Ending Basket Level is less than the Starting Basket Level, but has declined by an amount less than the Buffer Amount, you will receive for each security that you hold a payment at maturity that is greater than the Face Amount of each security by an amount equal to the absolute value of the Basket Return times the Face Amount, which will be equal to:

Face Amount + [Face Amount × |Basket Return|]

|Basket Return| means the absolute value of the Basket Return.

In this scenario, you will receive a positive return equal to the absolute value of the negative Basket Return. For example, if the Basket Return is -9%, the absolute value of the Basket return will be 9%.

If the Ending Basket Level is less than the Starting Basket Level, and has declined by an amount greater than the Buffer Amount, you will receive for each security that you hold a payment at maturity that is less than the Face Amount of each security by an amount proportionate to the decrease in value of the Basket below the Buffer Amount times the Downside Factor, which will be equal to:

Under no circumstances will the payment at maturity be less than zero.

Securities Linked to a Basket of Components

For issuances of securities that are linked to a Basket of components, at maturity you will receive for each security that you hold an amount in cash based on the Basket of Components Return, which in turn is based on the performance of the Basket Components. At maturity, your payment per security will be calculated as follows:

Face Amount + (Face Amount x Basket of Components Return)

The Basket of Components Return is based on the Component Return and the Component Weighting for each Basket Component, as defined below.

The Component Return for each Basket Component will be calculated as follows:

For securities linked to a Basket of components without a buffer:

Final Share Price of the Component Underlying	Component Return
is greater than the Initial Share Price	Underlying Return x Upside Leverage Factor, subject to the Maximum Return

is equal to or less than the Initial Share Price	Underlying Return

For securities linked to a Basket of components with a buffer:

Final Share Price of the Component Underlying	Component Return
is greater than the Initial Share Price	Underlying Return x Upside Leverage Factor, subject to the Maximum Return

is equal to the Initial Share Price or less than the Initial Share Price by not more than the Buffer Amount	0

is less than the Initial Share Price by more than the Buffer Amount	(Underlying Return + Buffer Amount) x Downside Factor

For securities linked to a Basket of components with dual direction exposure:

Final Share Price of the Component Underlying	Component Return
is greater than the Initial Share Price	Underlying Return x Upside Leverage Factor, subject to the Maximum Return

is equal to the Initial Share Price or less than the Initial Share Price by not more than the Buffer Amount	The absolute value of the Underlying Return

is less than the Initial Share Price by more than the Buffer Amount	(Underlying Return + Buffer Amount) x Downside Factor

Definitions	The following defined terms are used in calculating the payment, if any, on your securities:

Basket Closing Level	For each of the Ending Averaging Dates or Observation Date, the Basket Closing Level will be calculated as follows:

100 x [1 + the sum of the Stock Returns of each Basket Stock on the relevant Ending Averaging Date or Observation Date (as applicable) x Stock Weighting]

Basket of Components Return	The sum of the products of (a) the Component Return of each Basket Component and (b) the Component Weighting of such Basket Component

Basket Return	Ending Basket Level – Starting Basket Level
Starting Basket Level

Buffer Amount

A percentage amount that represents the decline in the Closing Price of an Underlying Stock, or Basket Closing Level, as measured from the Initial Share Price or the Starting Basket Level, as applicable, to the Final Share Price or Ending Basket Level before which you start to lose any part of your investment, or in the case of a Basket Component, before which the Component Return becomes negative

Component Underlying	The Underlying Stock to which a Basket Component is linked

Component Weighting	The percentage weighting of each Basket Component within a Basket, as specified in the relevant pricing supplement

Closing Price	For one share of the Underlying Stock, Component Underlying or Basket Stock (or one unit of any other security for which a Closing Price must be determined) on any trading day:

•

if the Underlying Stock, Component Underlying or Basket Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official Closing Price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Underlying Stock, Component Underlying or Basket Stock (or any such other security) is listed or admitted to trading, or

•

if the Underlying Stock, Component Underlying or Basket Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

•

with respect to any other security, if such security is issued by a foreign issuer and its Closing Price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Stock, Component Underlying or Basket Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.

Downside Factor	The factor specified in the relevant pricing supplement by which any percentage decline in the Underlying Stock, Component Underlying or Basket below the Buffer Amount is multiplied

Ending Averaging Dates

With respect to an issuance of securities, the dates specified in the relevant pricing supplement. The Final Share Price or Ending Basket Level will be determined on the last Ending Averaging Date to occur, which we refer to as the “final Ending Averaging Date”

Ending Basket Level	The Basket Closing Level on the Observation Date or the arithmetic average of the Basket Closing Levels on the Ending Averaging Dates, as applicable

Final Share Price

The Closing price of one share of Underlying Stock on the Observation Date or the arithmetic average of the Closing Prices of Underlying Stock on the Ending Averaging Dates. In certain circumstances, the Final Share Price will be subject to anti-dilution adjustments as described under “Description of Securities—Anti-Dilution Adjustments.”

Initial Averaging Dates

As specified, if applicable, in the relevant pricing supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Initial Share Price

The Closing Price of one share of Underlying Stock on the Stock Setting Date or the price as determined on the Initial Averaging Dates specified in the relevant pricing supplement, which is subject to adjustment

Maximum Return	The maximum percentage return on the Face Amount, if any, specified as such in the relevant pricing supplement

Observation Date

The date specified in the relevant pricing supplement; provided that if a market disruption event occurs on the scheduled Observation Date or the scheduled Observation Date is not otherwise a business day, the Observation Date will be subject to postponement for up to ten business days. See “Description of Securities — Payment at Maturity” in this product supplement

Starting Basket Level

A predetermined basket value specified in the relevant pricing supplement. The initial Stock Weighting and the Initial Share Price for each Basket Stock included in the Basket will be specified in the relevant pricing supplement. The Initial Share Price for each Basket Stock will be the closing level of such Basket Stock on the applicable Stock Setting Date.

Stock Adjustment Factor

Unless otherwise specified in the relevant pricing supplement, with respect to each Underlying Stock, Component Underlying or Basket Stock, the Stock Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock, Component Underlying or Basket Stock. See “Description of Securities — Anti-Dilution Adjustments.”

Stock Return	Final Share Price – Initial Share Price
Initial Share Price

Stock Setting Date

The pricing date, unless otherwise specified in the relevant pricing supplement, subject to postponement in certain circumstances as described in the more detailed definition of “Stock Setting Date” under “Description of the Securities—Definitions.”

Stock Weighting

With respect to each Basket Stock, a fixed percentage or fraction as specified in the relevant pricing supplement, provided that the sum of the Stock Weightings for all Basket Stocks will equal 100% or 1, as applicable. The relevant pricing supplement will specify either (i) the weight of each Basket Stock in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Stock will be determined.

Strike Level

For issuances of securities that have a Strike Level, which will be specified in the relevant pricing supplement, the mechanics described above under “—Payment at maturity” will apply, except that, in lieu of the Initial Share Price, we will use the Strike Level which will equal a pre-determined percentage of the Initial Share Price, which percentage will be specified in the relevant pricing supplement, and may be lower or greater than 100% of the Initial Share Price. In the case of issuances of securities with a Strike Level, the payment at maturity will be calculated using the Strike Level and not the Initial Share Price in calculating any Stock Return.

Upside Leverage Factor

The factor specified in the relevant pricing supplement by which any percentage increase in the Underlying Stock, Component Underlying or Basket above the Initial Share Price or Starting Basket Level is multiplied

Underlying Return	The Stock Return for each Component Underlying

Risk Factors

Your investment in the securities will involve certain risks. The securities do not guarantee any return of your investment or pay any coupons. Investing in the securities is not equivalent to investing directly in any Underlying Stock, Component Underlying or Basket Stock. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

The securities do not guarantee any return of your investment or pay coupons.

The terms of the securities differ from those of ordinary debt securities in that we do not guarantee to repay your initial investment in the securities at maturity and will not pay you any coupons on the securities. Instead, at maturity, you will receive for each security that you hold an amount in cash based upon the Final Share Price of each Underlying Stock or Component Underlying or the Ending Basket Level relative to the Initial Share Price of the Underlying Stock or Component Underlying or the Starting Basket Level and the applicable weightings, Maximum Returns, buffers, and other details as explained below under “Description of Securities – Payment at Maturity.” It is possible that you could lose your entire investment in the securities.

Your appreciation potential is limited to the Maximum Return, if applicable.

The appreciation potential of the securities above the Face Amount is generally limited by the Maximum Return(s). Although the Upside Leverage Factor provides enhanced exposure to any increase in the value of the Underlying Stock, Component Underlying or Basket over the term of the securities, in the case of securities linked to a single Underlying Stock or to a Basket of Underlying Stocks, the payment at maturity in excess of the Face Amount will never exceed the Maximum Return, which will be a fixed percentage of the Face Amount and in the case of securities linked to a Basket of components, the payment at maturity in excess of the Face Amount will never exceed an amount determined by the weighted Maximum Returns for each Basket Component, each of which will be a fixed percentage of the Face Amount. In the case of securities without a buffer, in the event that the value of the Underlying Stock, Component Underlying or Basket decreases over the term of the securities, you will incur the entire decline. Further, in the case of securities with a buffer or with dual direction exposure, in the event that the value of the Underlying Stock, Component Underlying or Basket decreases by more than the Buffer Amount over the term of the securities, you will be exposed to the decline beyond the Buffer Amount, multiplied by the Downside Factor. As a result, you may receive less, and possibly significantly less, than your initial investment.

The Final Share Price or Ending Basket Level may be less than the Closing Price or Basket Closing Level at the maturity date of the securities or at other times during the term of the securities.

Because the Final Share Price or Ending Basket Level is calculated based on the Closing Price or Basket Closing Level on the Observation Date or Ending Averaging Dates, as applicable, the price or level of the Underlying Stock, Component Underlying or Basket at the maturity date or at other times during the term of the securities, including dates near the Observation Date or Ending Averaging Dates, as applicable, could be higher than the Final Share Price or Ending Basket Level. This difference could be particularly large if there is a significant increase in the price or level of the Underlying Stock, Component Underlying or Basket after the Observation

Date (or final Ending Averaging Date), if there is a significant decrease in the price or level of the Underlying Stock, Component Underlying or Basket, as applicable, around the time of the Observation Date or the Ending Averaging Dates, as applicable, or if there is significant volatility in the price of the Underlying Stock or Component Underlying or in the Basket level during the term of the securities (especially on dates near the Observation Date or the Ending Averaging Dates). For example, assuming the securities are linked to a Basket of Underlying Stocks and are subject to Ending Averaging Dates, when the Ending Averaging Dates for the securities are near the end of the term of the securities, then if the Basket level increases or remains relatively constant during the initial term of the securities and then decreases below the Starting Basket Level (or Strike Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the applicable Ending Averaging Date. Under these circumstances, you may receive a lower payment at maturity than you could have received if you had invested in the securities included in the Basket Stocks or contracts relating to the Basket and were able to realize your investment at a time when the Basket level was above the Starting Basket Level.

Secondary trading may be limited.

There may be little or no secondary market for the securities. Although we may apply to list certain issuances of securities, we may not meet the requirements for listing and do not expect to announce whether or not we will meet such requirements prior to the pricing of the securities. Even if there is a secondary market, it may not provide significant liquidity. Deutsche Bank AG currently intends to act as a market maker for the securities but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG is willing to buy the securities. If, at any time, Deutsche Bank AG were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your securities would likely be lower than if an active market existed. If the securities are not listed on any securities exchange and Deutsche Bank AG were to cease acting as a market maker, it is likely that there would be no secondary market for the securities.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG is willing to purchase securities in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Deutsche Bank AG as a result of dealer discounts, mark-ups or other transaction costs.

Market price, if any, of the securities may be influenced by many unpredictable factors.

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which Deutsche Bank AG may be willing to purchase or sell the securities in the secondary market, including:

•	the value of the Underlying Stock, Component Underlyings or Basket at any time, including on the Observation Date or on the specified Ending Averaging Dates;

•	the volatility (frequency and magnitude of changes in value) of the Underlying Stock, Component Underlyings or Basket;

•	interest and yield rates in the market generally and in the markets of the Underlying Stock, Component Underlyings or Basket Stocks;

•	the dividend rate (if any) on the Underlying Stock, Component Underlyings or Basket Stocks;

•	actual or anticipated corporate reorganization events, such as mergers or takeovers, which may affect the issuer of the Underlying Stock, Component Underlyings or Basket Stock;

•

geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the issuers of the Underlying Stock, Component Underlyings or Basket Stocks or stock markets generally and which may affect the Final Share Price (or Ending Basket Level);

•

if the Underlying Stock, Component Underlying or Basket Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the equity security underlying the ADS is traded;

•	the time remaining until the securities mature; and

•	our creditworthiness, including actual and anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the Face Amount if, at the time of sale or on earlier Ending Averaging Dates, the Underlying Stock, Component Underlyings or Basket are at or below the Initial Share Price(s) or Starting Basket Level (as applicable).

You cannot predict the future performance of the Underlying Stock, Component Underlyings or Basket based on historical performance. The value of the applicable Underlying Stock, Component Underlyings or the Basket may decrease so that you will receive at maturity a payment that is less than the Face Amount by an amount based on the decrease in the value of the Underlying Stock, Component Underlyings or Basket. In addition, there can be no assurance that the value of the Underlying Stock, Component Underlyings or Basket will increase so that you will receive at maturity an amount in excess of the Face Amount. Nor can there be any assurance that the value of the Underlying Stock, Component Underlying or Basket will not increase by more than the Maximum Return, in which case you will only receive the Face Amount plus the Maximum Return.

The securities are designed to be held to maturity.

The securities are not designed to be short-term trading instruments. The price at which you will be able to sell your securities prior to maturity, if at all, may be at a substantial discount from the Face Amount, even in cases where the Underlying Stock, Component Underlying or Basket has appreciated since the date of the issuance of the securities. The potential returns described in any pricing supplement assume that your securities are held to maturity.

If the securities are linked to a Basket, the Basket Stocks or Basket Components may not be equally weighted and may affect each other.

If the securities are linked to a Basket, the Basket Stocks or Basket Components may have different weights in determining the performance of the Basket. In such case, the same percentage change in two of the Basket Stocks or Basket Components could have different effects on the Basket performance because of the unequal weighting. For example, if the weighting of one Basket Stock or Basket Component is greater than the weighting of another Basket Stock or Basket Component, a 5% decrease in the price of the Basket Stock or 5% negative performance of the Basket Component with the greater weighting will have a greater impact on the performance of the Basket than a 5% increase in the price of the Basket Stock or 5% positive performance of the Basket Component with the lesser weighting.

Similarly, the respective price movements in the Basket Stocks or, in the case of a Basket of components, the respective performances of the Basket Components, may not correlate. At a time when the value of one or more of the Basket Stocks increases or one or more Basket Components perform positively, one or more of the other Basket Stocks or Basket Components may perform or move in the opposite direction. Therefore, in calculating the Basket Ending Level or the Basket Components Return, increases in the value of one or more of the Basket Stocks or positive performances of one or more of the Basket Components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other Basket Stocks or adverse performances of one or more of the other Basket Components.

You can review the historical performance of each of the Basket Stocks or Component Underlyings in the section called “Historical Information” in the relevant pricing supplement. You cannot predict the future performance of any of the Basket Stocks or Component Underlyings or of the Basket as a whole, or whether increases in the levels of any of the Basket Stocks or Component Underlyings will be offset by decreases in the levels of other Basket Stocks or Component Underlyings, based on their historical performance. In addition, there can be no assurance that the Basket Return or Basket of Components Return will be positive. If the Ending Basket Level for a security linked to a basket of stocks without a buffer is below the Starting Basket Level, you will lose money on your investment. If the Ending Basket Level for a security linked to a basket of stocks with a buffer or with dual direction exposure has decreased by more than the Buffer Amount, you will incur the decline below the Buffer Amount, multiplied by the Downside Factor. Similarly, if the Final Share Price for a Component Underlying referenced by a security linked to a Basket of components without a buffer is below the Initial Share Price, the Component Return for that Component Underlying will be negative. If the Final Share Price for a Component Underlying referenced by a security linked to a Basket of components with a buffer or with dual direction exposure has decreased by more than the Buffer Amount, the Component Return for that Basket Component will be negative.

In the case of securities with specified Ending Averaging Dates, you may lose some of your investment even where the Closing Price (or Basket Level) at maturity is higher than the Initial Share Price (or Starting Basket Level).

In the case of issuances of securities where the payment at maturity is determined based on the Closing Price (or Basket Closing Level) on specified Ending Averaging Dates over the term of the securities, you will receive a payment at maturity that is greater than the Face Amount of the securities (or recognize a positive Underlying Return for securities linked to a Basket of components) only if the arithmetic average of the Stock Return (or Basket Return or Basket of Components Return) on the Ending Averaging Dates is greater than zero. A positive Stock Return (or Basket Return or Basket of Components Return) on any one Ending Averaging Date may be partially or entirely offset by a lesser or negative Stock Return (or Basket Return or Component Return) on any other Ending Averaging Date. Consequently, it is possible that you may lose some of your investment (or recognize a negative Underlying Return) even if the Underlying Stock, Component Underlying or Basket has increased substantially on the final Ending Averaging Date.

In the case of issuances of securities with a Strike Level above 100%, the Final Share Price (or Ending Basket Level) must increase above the Strike Level for you to receive more than your initial investment at maturity.

For issuances of securities that have a Strike Level in lieu of the Initial Share Price (or Starting Basket Level), we will use the Strike Level, which will equal a pre-determined percentage of the Initial Share Price (or Starting Basket Level), to determine the payment at maturity. In the event that the Strike Level is greater than 100%, the Final Share Price (or Ending Basket Level) must increase to a level greater than the Strike Level before you will receive a payment at maturity that exceeds the Face Amount of the securities. You will not benefit from any appreciation in the value of the Underlying Stock, Component Underlying or Basket which does not exceed the Strike Level.

Investing in the securities is not equivalent to investing in the Underlying Stock, Basket Stocks, Component Underlyings, or Basket.

Investing in the securities is not equivalent to investing in the Underlying Stock, Basket Stocks, Component Underlyings or Basket. The payment you receive at maturity on the securities will be based on the Closing Price (or Basket Closing Level) of the Underlying Stock, Component Underlying or Basket only on the specified Observation Date or Ending Averaging Dates. As an investor in the securities, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the Underlying Stocks, Component Underlyings or Basket Stocks.

For securities linked to the performance of an ADS, an investment in the securities is subject to risks associated with non-U.S. securities markets.

An investment in the securities linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

For securities linked to the performance of an ADS, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a security that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an equity security that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from its underlying equity security. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the underlying equity security on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the securities.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of the foreign company.

If your securities are linked to the performance of an ADS, you should be aware that your securities are linked to the price of the ADS and not the underlying equity security, and there exist important differences between the rights of holders of ADSs and the underlying equity security. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the common equity of a foreign issuer. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the common shares may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive on the securities may be based on the common stock of another company and not the Underlying Stock, Component Underlying or Basket Stock.

Following certain corporate events relating to the Underlying Stock, Component Underlyings or Basket Stocks where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Underlying Stock, Component Underlying or Basket Stock issuer or any cash or any other assets distributed to holders of the Underlying Stock, Component Underlying or Basket Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments in the section of this product supplement called “Description of Securities—Anti-dilution Adjustments.”

Anti-dilution protection is limited.

The Calculation Agent will make adjustments to the Share Adjustment Factor, Final Share Price or Initial Share Price for certain adjustment events (as defined below) affecting the Underlying Stock, Component Underlyings or Basket Stocks, including stock splits and certain corporate actions, such as mergers. The Calculation Agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the Underlying Stock, Component Underlying or Basket Stock or another party makes a partial tender or partial exchange offer for the Underlying Stock, Component Underlying or Basket Stock. If such a dilution event occurs and the Calculation Agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See “Description of Securities—Anti-dilution Adjustments” for further information.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours may trade the Underlying Stock, Component Underlyings or Basket Stocks and financial instruments related to the Underlying Stock,

Component Underlyings or Basket Stocks on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of the Underlying Stock, Component Underlyings or Basket Stocks and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Underlying Stock, Component Underlyings or Basket Stocks. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the price of the Underlying Stock, Component Underlyings or Basket Stocks and, accordingly, could affect the value of the securities and the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the issuer of the Underlying Stock, Component Underlyings or Basket Stocks, including extending loans to, making equity investments in, or providing advisory services to, it, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer of the Underlying Stock, Component Underlyings or Basket Stocks, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuer of the Underlying Stock, Component Underlyings or Basket Stocks. Any prospective purchaser of securities should undertake an independent investigation of the issuer of the Underlying Stock, Component Underlyings or Basket Stocks as is in its judgment appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of the Underlying Stock, Component Underlyings or Basket Stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the Underlying Stock, Component Underlyings or Basket Stocks and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the Calculation Agent. The Calculation Agent will determine, among other things, Initial Share Price, the Closing Price, the Final Share Price, the Initial Share Price, the Starting Basket Level, the Ending Basket Level, the Basket Closing Level, the Stock Return, the Basket Return or Component Return, any anti-dilution adjustments, and the payment at maturity or upon any early exchange, as applicable. The Calculation Agent will also be responsible for determining whether a market disruption event has occurred. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the Calculation Agent, is entitled to exercise discretion.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Stock Return, Basket Return or Component Return, the Final Share Price, Ending Basket Level, the payment at maturity or whether a Market Disruption Event has occurred. See the definition of Market Disruption Event above.

Market disruptions may adversely affect your return.

The Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Stock Return or Basket Return or Component Return, as applicable, and calculating the amount, if any, that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that the Observation Date or one or more of the Ending Averaging Dates, as applicable, and the Maturity Date will be postponed, and your return will be adversely affected.

We cannot assure you that the public information provided on the issuer of the Underlying Stock, Component Underlyings or Basket Stocks is accurate or complete.

All disclosures contained in the relevant pricing supplement and this product supplement regarding the issuer of the Underlying Stock, Component Underlyings or Basket Stocks are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Underlying Stock, Component Underlyings or Basket Stocks in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of the Underlying Stock, Component Underlyings or Basket Stocks are accurate or complete, and are not responsible for public disclosure of information by the issuer of the Underlying Stock, Component Underlyings or Basket Stocks, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the Underlying Stock, Component Underlyings or Basket Stocks or the value of the Underlying Stock, Component Underlyings or Basket Stocks (and, therefore, the Final Share Price and the value of the Underlying Stock, Component Underlyings or Basket Stocks or the amount of cash, payable to you at maturity or upon any early exchange, as applicable), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Underlying Stock, Component Underlyings or Basket Stocks could affect the amount you will receive at maturity of the securities and, therefore, the trading prices of the securities. Any prospective purchaser of the securities should undertake an independent investigation of the issuer of the Underlying Stock, Component Underlyings or Basket Stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

Hedging and trading activity by the Calculation Agent and its affiliates could adversely affect the value of the securities.

Deutsche Bank AG and other affiliates of ours will carry out, hedging activities related to the securities (and possibly to other instruments linked to the Underlying Stock, Component Underlyings, Basket Stocks or Basket), including trading in the stocks that constitute the Underlying Stock, Component Underlying or Basket Stocks as well as in other instruments related to the Underlying Stock, Component Underlying or Basket Stocks. Deutsche Bank AG and some of our other subsidiaries also trade the Underlying Stock, Component Underlyings or Basket Stocks and other financial instruments related to the Underlying Stock, Component Underlying or Basket Stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the Stock Setting Date could potentially affect the Initial Share Price or Starting Basket Level and, therefore, could increase the value at which the Underlying Stock, Component Underlying or Basket must close on the Observation Date or on the Ending Averaging Dates before you receive a payment at maturity that exceeds your initial investment. Additionally, such hedging or trading activities during the term of the securities could adversely affect the value of the Underlying Stock, Component Underlyings or Basket Stocks on the Observation Date or on the Ending Averaging Dates, and, accordingly, the amount of cash you will receive at maturity.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain and no assurance can be given that the IRS or a court will agree with the treatment of the securities as prepaid financial contracts, as described in the section of this product supplement entitled “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. As described in “Certain U.S. Federal Income Tax Consequences,” on December 7, 2007, the Department of the Treasury (“Treasury”) and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments and the issues presented by the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The term “security” refers to one of our Return Enhanced Notes Linked to Common Stock.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to an underlying common stock (an “Underlying Stock”) or a basket of Underlying Stocks or components (in each case, the “Basket”). The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

The securities do not guarantee any return of your investment or pay any coupons. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of an Underlying Stock, the Basket Components (as defined below) or the Basket, as applicable, calculated in accordance with the formulas set forth below.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations that will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global notes registered in the name of The Depository Trust Company (“DTC”) or its nominee, as described under “Description of Notes — Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement will control.

Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of securities to the extent applicable:

•	the issue price (price to public);

•	the Face Amount per security;

•	the aggregate Face Amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the Underlying Stock, the Component Underlyings or the Basket and the applicable weighting for each Basket Component or Basket Stock;

•	the value or level of the Underlying Stock, Component Underlyings, Basket Stocks or Basket on the Stock Setting Date or Initial Averaging Dates;

•	the Upside Leverage Factor;

•	the Buffer Amount;

•	the Downside Factor;

•	the Maximum Return, including the Maximum Return for each Basket Component, if applicable;

•	whether the securities may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•

if any security is not denominated and payable in U.S. dollars, the currency or currencies in which the Face Amount and premium, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including historical exchange rates as against the U.S. dollar;

•	whether the securities will be listed on any stock exchange;

•	whether the securities will be issued in book-entry or certificated form; and

•	any other terms on which we will issue the securities.

Some Definitions. We have defined some of the terms that we use frequently in this product supplement below:

“Basket Closing Level” for each of the Ending Averaging Dates or Observation Date will be calculated as follows:

100 x [1 + the sum of the Stock Returns of each Basket Stock on the relevant Ending Averaging Date or Observation Date (as applicable) x Stock Weighting]

“Basket Component” means each component of a Basket of components, as specified in the relevant pricing supplement, the performance of which underlies the securities.

“Basket of Components Return” means the sum of the products of (a) the Component Return of each Basket Component and (b) the Component Weighting of such Basket Component.

“Basket Stock” with respect to an issuance of securities linked to a Basket of stocks, means each of the Underlying Stocks specified in the relevant pricing supplement, the performance of which underlies the securities.

“Basket Return” on any date will be calculated as follows:

Ending Basket Level – Starting Basket Level

Starting Basket Level

“Buffer Amount” means a percentage amount that represents the permissible decline in the Closing Price, or Basket Closing Level, as measured from the Initial Share Price or the Starting Basket Level, as applicable, to the Final Share Price or Ending Basket Level before which you start to lose any part of your investment, or in the case of a Basket Component, the Component Return becomes negative.

“business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Closing Price” for one share of the Underlying Stock, Component Underlying or Basket Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

•

if the Underlying Stock, Component Underlying or Basket Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official Closing Price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Underlying Stock, Component Underlying or Basket Stock (or any such other security) is listed or admitted to trading, or

•

if the Underlying Stock, Component Underlying or Basket Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

•

with respect to any such other security, if such security is issued by a foreign issuer and its Closing Price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Stock, Component Underlying or Basket Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.

“Component Underlying” means each Underlying Stock to which a Basket Component is linked.

“Component Weighting” means the percentage weighting of each Basket Component within a Basket, as specified in the relevant pricing supplement.

“Downside Factor” means the factor specified in the relevant pricing supplement by which any percentage decline in the Underlying Stock, Component Underlying or Basket below the Buffer Amount is multiplied.

“Ending Averaging Dates” with respect to an issuance of securities, means the dates specified in the relevant pricing supplement. The Final Share Price or Ending Basket Level will be determined on the last Ending Averaging Date to occur, which we refer to as the “final Ending Averaging Date.” If a Market Disruption Event occurs on any scheduled Ending Averaging Date or any scheduled Ending Averaging Date is not otherwise a business day, such scheduled Ending Averaging Date will be subject to postponement. See “— Payment at Maturity — Postponement of Observation Date; Averaging Dates.”

“Ending Basket Level” with respect to an issuance of securities linked to a Basket will be:

•	for issuances of securities with an Observation Date: the Basket Closing Level on such Observation Date; or

•	for issuances of securities with Averaging Dates: the arithmetic average of the Basket Closing Levels on the Averaging Dates, as calculated by the Calculation Agent.

“Final Share Price” for each Underlying Stock, Component Underlying or Basket Stock:

•

for issuances of securities with an Observation Date: the Closing Price of the Underlying Stock, Component Underlying or Basket Stock times the then current Stock Adjustment Factor on such Observation Date; or

•

for issuances of securities with Averaging Dates: the arithmetic average of the Closing Price of the Underlying Stock, Component Underlying or Basket Stock times the then current Stock Adjustment Factor on the Averaging Dates, as calculated by the Calculation Agent.

“Face Amount” means the denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

“Initial Averaging Dates”, if applicable, will be specified in the relevant pricing supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events. See “— Payment at Maturity — Postponement of Observation Date; Averaging Dates.”

“Initial Share Price” for any Underlying Stock, Component Underlying or Basket Stock means the share Closing Price of such stock on the Stock Setting Date, as specified in the relevant pricing supplement, or the price as determined on the Initial Averaging Dates specified in the relevant pricing supplement. In certain circumstances, the Initial Share Price will be adjusted for anti-dilution adjustments. See “Description of Securities — Anti-Dilution Adjustments.”

“issue price” means the amount per security specified in the relevant pricing supplement and will equal the Face Amount, unless otherwise specified.

“Market Disruption Event” means, with respect to the Underlying Stock, Component Underlying or Basket Stock (or any other security for which a Closing Price must be determined), a determination by the Calculation Agent in its sole discretion that the occurrence of continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to effect transactions in the Underlying Stock, Component Underlying or Basket Stock or any instrument related to the Underlying Stock, Component Underlying or Basket Stock or to adjust or unwind all or a material portion of any hedge position in the Underlying Stock, Component Underlying or Basket Stock with respect to the securities:

•	the occurrence or existence of a suspension, material limitation or absence of trading of the Underlying Stock, Component Underlying or Basket Stock (or such other security) on the primary market for the Underlying Stock, Component Underlying or Basket Stock (or such other security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the primary market for the Underlying Stock, Component Underlying or Basket Stock (or such other security) as a result of which the reported trading prices for the Underlying Stock, Component Underlying or Basket Stock (or such other security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•

a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to the Underlying Stock, Component Underlying or Basket Stock (or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the related options contract.

For the purpose of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market,

•

limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities and Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,

•

a suspension of trading in futures or options contracts on the Underlying Stock, Component Underlying or Basket Stock (or such other security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Stock, Component Underlying or Basket Stock (or such other security), as determined by the Calculation Agent in its sole discretion.

A “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to the Underlying Stock, Component Underlying or Basket Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“maturity date” means the date specified in the relevant pricing supplement, subject to extension if such day is not a business day or if the scheduled Observation Date or the scheduled final Ending Averaging Date, in the case of Averaging Dates, is postponed in accordance with the definition thereof. See the discussion under “— Payment at Maturity — Postponement of Observation Date; Averaging Dates” below.

“Maximum Return” means the maximum percentage return on the Face Amount, if any, specified as such in the relevant pricing supplement.

“Observation Date” means the date specified in the relevant pricing supplement. If a Market Disruption Event occurs on the scheduled Observation Date or the scheduled Observation Date is not otherwise a Trading Day, the Observation Date will be subject to postponement for up to ten business days. See “— Payment at Maturity — Postponement of Observation Date; Averaging Dates.”

“original issue date” means the date specified in the relevant pricing supplement on which a particular issuance of securities will be issued.

“payment at maturity” means the payment due at maturity with respect to each security, as described under “— Payment at Maturity” below.

“pricing date” means the day when we price the securities for initial sale to the public.

“Relevant Exchange” means the primary U.S. exchange or market for trading for the Underlying Stock, Component Underlying or Basket Stock (or any security for which a Closing Price must be determined), or with respect to an equity security underlying an ADS, the primary exchange or market for trading for such security, as specified in the relevant pricing supplement

“Starting Basket Level” for any Basket means the predetermined Basket level specified in the relevant pricing supplement.

“Stock Adjustment Factor” will be, unless otherwise specified in the relevant pricing supplement, with respect to each Underlying Stock, Component Underlying or Basket Stock, the Stock Adjustment Factor set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock, Component Underlying or Basket Stock. See “Description of Securities — Anti-Dilution Adjustments.”

“Stock Setting Date” will be the pricing date or another date, unless otherwise specified in the relevant pricing supplement. If the Stock Setting Date specified in the relevant pricing supplement is not a business day or there is a Market Disruption Event with respect to such Underlying Stock, Component Underlying or Basket Stock on such day, then the Stock Setting Date for that Underlying Stock, Component Underlying or Basket Stock will be postponed to the next succeeding business day with respect to such Underlying Stock, Component Underlying or Basket Stock on which there is no Market Disruption Event.

“Stock Weighting” for each Basket Stock will be a fixed percentage or fraction as specified in the relevant pricing supplement, provided that the sum of the Stock Weightings for all Basket Stocks will equal 100% or 1, as applicable. The relevant pricing supplement will specify either (i) the weight of each Basket Stock in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Stock will be determined

“Strike Level” means the percentage of the Initial Share Price, if any, that may be specified in the relevant pricing supplement for certain issuances of securities.

“Trading Day” means a day for each Underlying Stock, Component Underlying or Basket Stock, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the Calculation Agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, on which a Market Disruption Event has not occurred.

“Underlying Return” means the Stock Return for each Component Underlying.

“Underlying Stock” means the stock specified in the relevant pricing supplement, the performance of which underlies the securities.

“Upside Leverage Factor” means the factor specified in the relevant pricing supplement by which any percentage increase in the Underlying Stock, Component Underlying or Basket above the Initial Share Price or Starting Basket Level is multiplied.

In this “Description of Securities,” references to the Underlying Stock, Component Underlying or Basket Stock will include the stocks specified in the relevant pricing supplement, unless the context requires otherwise.

References in this product supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

Other terms of the securities are described in the following paragraphs.

Payment at Maturity

At maturity, upon delivery of the securities to the Trustee, with respect to each security, we will pay an amount in cash equal to:

Securities Linked to a Single Underlying Stock

•	for securities linked to a single Underlying Stock without a buffer,

•

if the Final Share Price is greater than the Initial Share Price, the lesser of (a) the Face Amount plus the Leveraged Upside Payment and (b) the Face Amount plus the product of the Face Amount and the Maximum Return, or

•	if the Final Share Price is equal to the Initial Share Price, the Face Amount, or

•

if the Final Share Price is less than the Initial Share Price, (a) the Face Amount plus (b) the Face Amount times the Stock Return. Because the Stock Return will be less than 0, this payment will be less than the Face Amount.

OR

•	for a security linked to a single Underlying Stock with a buffer,

•

if the Final Share Price is greater than the Initial Share Price, the lesser of (a) the Face Amount plus the Leveraged Upside Payment and (b) the Face Amount plus the product of the Face Amount and the Maximum Return, or

•	if the Final Share Price is equal to or less than the Initial Share Price, but has declined by an amount equal to or less than the Buffer Amount, the Face Amount, or

•

if the Final Share Price is less than the Initial Share Price, and has declined by an amount greater than the Buffer Amount, the Face Amount plus the Downside Buffer Payment. Because the Downside Buffer Payment will be less than 0, this payment will be less than the Face Amount.

OR

•	for a security linked to a single Underlying Stock with dual direction exposure,

•

if the Final Share Price is greater than the Initial Share Price, the lesser of (a) the Face Amount plus the Leveraged Upside Payment and (b) the Face Amount plus the product of the Face Amount and the Maximum Return, or

•	if the Final Share Price is equal to the Initial Share Price, the Face Amount, or

•

if the Final Share Price is less than the Initial Share Price, but has declined by an amount less than or equal to the Buffer Amount, the Face Amount plus the product of the Face Amount and the absolute value of the Stock Return, or

•

if the Final Share Price is less than the Initial Share Price, and has declined by an amount greater than the Buffer Amount, the Face Amount plus the Downside Buffer Payment. Because the Downside Buffer Payment will be less than 0, this payment will be less than the Face Amount.

where,

Stock Return	=	(Final Share Price – Initial Share Price) Initial Share Price

Securities Linked to a Basket of Underlying Stocks

•	for a security linked to a Basket of Underlying Stocks without a buffer,

•

if the Ending Basket Level is greater than the Starting Basket Level, the lesser of (a) the Face Amount plus the Leveraged Upside Payment and (b) the Face Amount plus the product of the Face Amount and the Maximum Return, or

•	if the Ending Basket Level is equal to the Starting Basket Level, the Face Amount, or

•

if the Ending Basket Level is less than the Starting Basket Level, (a) the Face Amount plus (b) the Face Amount times the Basket Return. Because the Basket Return will be less than, this payment will be less than the Face Amount.

OR

•	for a security linked to a Basket of Underlying Stocks with a buffer,

•

if the Ending Basket Level is greater than the Starting Basket Level, the lesser of (a) the Face Amount plus the Leveraged Upside Payment and (b) the Face Amount plus the product of the Face Amount and the Maximum Return, or

•	if the Ending Basket Level is equal to or less than the Starting Basket Level, but has declined by an amount equal to or less than the Buffer Amount, the Face Amount, or

•

if the Ending Basket Level is less than the Starting Basket Level, and has declined by an amount greater than the Buffer Amount, the Face Amount plus the Downside Buffer Payment. Because the Downside Buffer Payment will be less than 0, this payment will be less than the Face Amount.

OR

•	for a security linked to a Basket of Underlying Stocks with dual direction exposure,

•

if the Ending Basket Level is greater than the Starting Basket Level, the lesser of (a) the Face Amount plus the Leveraged Upside Payment and (b) the Face Amount plus the product of the Face Amount and the Maximum Return, or

•	if the Ending Basket Level is equal to the Starting Basket Level, the Face Amount, or

•

if the Ending Basket Level is less than the Starting Basket Stock Level, but has declined by an amount less than the Buffer Amount, the Face Amount plus the product of the Face Amount and the absolute value of the Basket Return, or

•

if the Ending Basket Level is less than the Starting Basket Level, and has declined by an amount greater than the Buffer Amount, the Face Amount plus the Downside Buffer Payment. Because the Downside Buffer Payment will be less than 0, this payment will be less than the Face Amount.

where,

Basket Return	=	(Ending Basket Level – Starting Basket Level) Starting Basket Level

Securities Linked to a Basket of Components,

Face Amount + (Face Amount x Basket of Components Return)

where,

the Component Return for each Basket Component will be calculated as follows:

•	for a security linked to a Basket of components without a buffer:

Final Share Price of the Component Underlying	Component Return
is greater than the Initial Share Price	Underlying Return x Upside Leverage Factor, subject to the Maximum Return

is equal to or less than the Initial Share Price	Underlying Return

and

•	for a security linked to a Basket of components with a buffer:

Final Share Price of the Component Underlying	Component Return
is greater than the Initial Share Price	Underlying Return x Upside Leverage Factor, subject to the Maximum Return

is equal to the Initial Share Price or less than the Initial Share Price by not more than the Buffer Amount	0

is less than the Initial Share Price by more than the Buffer Amount	(Underlying Return + Buffer Amount) x Downside Factor

and

•	for a security linked to a Basket of components with dual direction exposure:

Final Share Price of the Component Underlying	Component Return
is greater than the Initial Share Price	Underlying Return x Upside Leverage Factor, subject to the Maximum Return

is equal to the Initial Share Price or less than the Initial Share Price by not more than the Buffer Amount	The absolute value of the Underlying Return

is less than the Initial Share Price by more than the Buffer Amount	(Underlying Return + Buffer Amount) x Downside Factor

Postponement of Observation Date; Averaging Dates. The Calculation Agent will take into account Market Disruption Events and non-Trading Days in the calculation of the Initial Share Price, Final Share Price or Ending Basket Level as follows:

Subject to the paragraph below, if:

(a) the Observation Date or any Initial Averaging Date or Ending Averaging Date (each, an “Averaging Date”) is not Trading Day or, for a Basket, not a Common Trading Day; or

(b) a Market Disruption Event for the Underlying Stock, any Component Underlying or any Basket Stock, as applicable, occurs or is continuing on the Observation Date or any Averaging Date,

then the applicable Observation Date or Averaging Date for the Underlying Stock, or the Basket, as applicable, will be postponed to the immediately succeeding Trading Day, or, in the case of a Basket, Common Trading Day, on which no Market Disruption Event for an Underlying Stock, any Component Underlying or any Basket Stock occurs or is continuing. The Observation Date or Averaging Date, as applicable, will not be postponed later than the tenth scheduled Trading Day or, in the case of a Basket, Common Trading Day, after such Observation Date or Averaging Date, as applicable (the “Tenth Day”). “Common Trading Day” means a day that is a Trading Day for all Basket Stocks or Component Underlyings.

If:

(a) the Tenth Day is not a Trading Day, or, in the case of a Basket, not a Common Trading Day; or

(b) a Market Disruption Event for an Underlying Stock, any Component Underlying or any Basket Stock occurs or is continuing on the Tenth Day,

then, on the Tenth Day the Initial Share Price or Final Share Price (as applicable) of,

(x) the Underlying Stock; or

(y) any Component Underlying or any Basket Stock for which the Tenth Day is not a Trading Day or for which a Market Disruption Event occurs or is continuing on the Tenth Day (a “disrupted Basket Stock”), will be the Closing Price of the Underlying Stock, Component Underlying or Basket Stock last in effect prior to commencement of the Market Disruption Event (or prior to the initial non-Trading Day).

In the case of a Basket, the Calculation Agent will then calculate the Ending Basket Level or the Basket of Components Return using:

(a) for non-disrupted Basket Stocks, the Closing Price of such Basket Stocks or Component Underlyings on the Tenth Day; and

(b) for disrupted Basket Stocks, the Closing Price of the Component Underlying or Basket Stock last in effect prior to commencement of the Market Disruption Event (or prior to the initial non-Trading Day).

The Maturity Date will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a Market Disruption Event or otherwise, the Observation Date or final Ending Averaging Date, as applicable, is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Observation Date or Averaging Date, as postponed, unless otherwise specified in the relevant pricing supplement.

Trustee

The “Trustee” for each offering of securities issued under our Senior Debt Indenture will be The Bank of New York, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.).

Agent

The “agents” for each underwritten offering of securities will be specified in the relevant pricing supplement.

Calculation Agent and Calculations

The “Calculation Agent” for the securities will be Deutsche Bank AG. As Calculation Agent, Deutsche Bank AG will determine the Initial Share Price, the Closing Price, the Final Share Price, the Starting Basket Level, the Ending Basket Level, the Basket Closing Level, the Stock Return, the Basket Return or Component Return, and the payment at maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per Face Amount at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Stock Return, Basket Return or Component Return, the Initial Share Price, the Final Share Price, Ending Basket Level, the payment at maturity or whether a Market Disruption

Event has occurred. See the definition of Market Disruption Event above. Deutsche Bank AG, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the securities to restrict the use of information relating to the calculation of the Final Share Price (or Ending Basket Level) prior to the dissemination of such information. Deutsche Bank AG is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Anti-Dilution Adjustments

The Stock Adjustment Factor, Initial Share Price and Final Share Price for each Underlying Stock, Component Underlying or Basket Stock is subject to adjustment by the Calculation Agent as a result of the anti-dilution and reorganization adjustments described in this section.

No adjustments to any Stock Adjustment Factor will be required unless such Stock Adjustment Factor adjustment would require a change of at least 0.1% in such Stock Adjustment Factor then in effect. A Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The Calculation Agent will not be required to make any adjustments to the Stock Adjustment Factor for any Underlying Stock, Component Underlying or Basket Stock after the close of business on the business day immediately preceding the Observation Date or final Ending Averaging Date.

No adjustments to the Stock Adjustment Factor for any Underlying Stock, Component Underlying or Basket Stock will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the Closing Price of an Underlying Stock, Component Underlying or Basket Stock on any trading day during the term of the securities. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of an Underlying Stock, Component Underlying or Basket Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for an Underlying Stock, Component Underlying or Basket Stock by the issuer of such Underlying Stock, Component Underlying or Basket Stock or any third party.

For purposes of these adjustments, except as noted below, if an ADS is serving as the Underlying Stock, Component Underlying or Basket Stock, all adjustments to the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock will be made as if the stock underlying the ADS is serving as the Underlying Stock, Component Underlying or Basket Stock. Therefore, for example, if the stock underlying the ADS is subject to a two-for-one stock split and assuming the Stock Adjustment Factor is equal to one, the Stock Adjustment Factor for the Underlying Stock, Component Underlying or Basket Stock would be adjusted to equal to two. If your securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your securities, the dividend paid by the issuer of the stock underlying the ADS, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as the Underlying Stock, Component Underlying or Basket Stock, no adjustment to the ADS price or the Stock Adjustment Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the Calculation Agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of stock underlying the ADS represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of stock underlying the ADS represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Deutsche Bank AG, London Branch, as Calculation Agent, will be solely responsible for the determination and calculation of any adjustments to the Stock Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and its determinations and calculations shall be conclusive absent manifest error.

We will, within ten business days following the occurrence of an event that results in an adjustment to the Stock Adjustment Factor, or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the Calculation Agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the securities of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjusted Stock Adjustment Factor.

Stock Splits and Reverse Stock Splits

If the Underlying Stock, Component Underlying or Basket Stock is subject to a stock split or a reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to the Underlying Stock, Component Underlying or Basket Stock will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock, and

•	the number of additional shares issued in the stock dividend or distribution with respect to one share of such Underlying Stock, Component Underlying or Basket Stock.

Stock Dividends or Distributions

If the Underlying Stock, Component Underlying or Basket Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of the Underlying Stock, Component Underlying or Basket Stock, that is given ratably to all holders of shares of the Underlying Stock, Component Underlying or Basket Stock, or (ii) distribution of shares of the Underlying Stock, Component Underlying or Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of the Underlying Stock, Component Underlying or Basket Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock, and

•	the number of additional shares issued in the stock dividend with respect to one share of the Underlying Stock, Component Underlying or Basket Stock.

Non-cash Dividends and Distributions

If the issuer of an Underlying Stock, Component Underlying or Basket Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of such Underlying Stock, Component Underlying or Basket Stock to all holders of shares of such Underlying Stock, Component Underlying or Basket Stock (other than (i) dividends, distributions, rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” or “— Stock Dividends or Distributions” above or “— Issuance of Transferable Rights or Warrants” below and (ii) cash distributions or dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock will be adjusted so that the new Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock will equal the product of:

•	the prior Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock, and

•

a fraction, the numerator of which is the Current Market Price of the Underlying Stock, Component Underlying or Basket Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of the Underlying Stock, Component Underlying or Basket Stock means the Closing Price of the Underlying Stock, Component Underlying or Basket Stock on the trading day immediately preceding the ex-dividend date of the cash dividend or distribution requiring an adjustment to the Stock Adjustment Factor.

The “Fair Market Value” of any such distribution means the value of such distribution on the trading day immediately preceding the ex-dividend date for such distribution, as determined by the Calculation Agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if an Underlying Stock, Component Underlying or Basket Stock is an ADS, on a non-U.S. securities exchange or market, the Fair Market Value will equal the value of such distributed property on such ex-dividend date, as determined by the Calculation Agent.

The “ex-dividend date,” with respect to a dividend or other distribution on the Underlying Stock, Component Underlying or Basket Stock, means the first Trading Day on which transactions in the Underlying Stock, Component Underlying or Basket Stock trade on the Relevant Exchange without the right to receive that dividend or other distribution.

Notwithstanding the foregoing, a distribution on an Underlying Stock, Component Underlying or Basket Stock described in clause (a), (d) or (e) of the section entitled “— Reorganization Events” below that also would require an adjustment under this section will not cause an adjustment to the Stock Adjustment Factor of such Underlying Stock, Component Underlying or Basket Stock and will only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events.” A distribution on an Underlying Stock, Component Underlying or Basket Stock described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section will only cause an adjustment pursuant to the section entitled “— Issuance of Transferable Rights or Warrants.”

Cash Dividends or Distributions

If the issuer of an Underlying Stock, Component Underlying or Basket Stock pays dividends or makes other distributions consisting exclusively of cash to all holders of shares of such

Underlying Stock, Component Underlying or Basket Stock during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock has not previously been made under this “— Cash Dividends or Distributions” section, exceeds the Dividend Threshold for such Underlying Stock, Component Underlying or Basket Stock, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock will be adjusted so that the new Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock will equal the product of:

•	the prior Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock, and

•

a fraction, the numerator of which is the Current Market Price of such Underlying Stock, Component Underlying or Basket Stock and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share the issuer of such Underlying Stock, Component Underlying or Basket Stock distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock has not previously been made under this “— Cash Dividends or Distributions” section to holders of such Underlying Stock, Component Underlying or Basket Stock in excess of the Dividend Threshold for such Underlying Stock, Component Underlying or Basket Stock.

For the avoidance of doubt, the Stock Adjustment Factor for an Underlying Stock, Component Underlying or Basket Stock may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Underlying Stock, Component Underlying or Basket Stock. If the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Underlying Stock, Component Underlying or Basket Stock, subsequent adjustments will be made if the issuer of such Underlying Stock, Component Underlying or Basket Stock pays cash dividends or makes other distributions during such quarterly fiscal period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock (because of cash dividends or distributions that exceed the Dividend Threshold for such Underlying Stock, Component Underlying or Basket Stock) exceeds the Dividend Threshold for such Underlying Stock, Component Underlying or Basket Stock. Such subsequent adjustments to the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock because of cash dividends or distributions that exceed the Dividend Threshold for such Underlying Stock, Component Underlying or Basket Stock.

The “Dividend Threshold,” with respect to an Underlying Stock, Component Underlying or Basket Stock, is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of such Basket Stock plus (y) 10% of the Closing Price of such Underlying Stock, Component Underlying or

Basket Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant pricing supplement.

Issuance of Transferable Rights or Warrants

If the issuer of an Underlying Stock, Component Underlying or Basket Stock issues transferable rights or warrants to all holders of shares of such Underlying Stock, Component Underlying or Basket Stock to subscribe for or purchase such Underlying Stock, Component Underlying or Basket Stock, including new or existing rights to purchase such Underlying Stock, Component Underlying or Basket Stock at an exercise price per share less than the Closing Price of such Underlying Stock, Component Underlying or Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock will equal the prior Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock plus the product of:

•	the prior Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock, and

•

the number of shares of such Underlying Stock, Component Underlying or Basket Stock that can be purchased with the cash value of such warrants or rights distributed on one share of such Underlying Stock, Component Underlying or Basket Stock.

The number of shares that can be purchased will be based on the Closing Price of such Underlying Stock, Component Underlying or Basket Stock on the date the new Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, will equal the Closing Price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange, as applicable, will be determined by the Calculation Agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

Reorganization Events

If prior to the Maturity Date,

(a)	there occurs any reclassification or change of the Underlying Stock, Component Underlying or Basket Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the Underlying Stock, Component Underlying or Basket Stock,

(b)	the issuer of the Underlying Stock, Component Underlying or Basket Stock, or any surviving entity or subsequent surviving entity of the issuer of the Underlying Stock, Component Underlying or Basket Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of the Underlying Stock, Component Underlying or Basket Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b)above,

(d)	the issuer of the Underlying Stock, Component Underlying or Basket Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the issuer of the Underlying Stock, Component Underlying or Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of the Underlying Stock, Component Underlying or Basket Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the Underlying Stock, Component Underlying or Basket Stock and is consummated and completed in full for all or substantially all of such shares, as determined by the Calculation Agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the Initial Share Price and the Final Share Price for such Underlying Stock, Component Underlying or Basket Stock will be adjusted as set forth below.

“Exchange Property,” with respect to an Underlying Stock, Component Underlying or Basket Stock that is subject to a Reorganization Event, will consist of any Underlying Stock, Component Underlying or Basket Stock continued to be held by the holders of such Underlying Stock, Component Underlying or Basket Stock, and any securities, cash or any other assets distributed to the holders of such Underlying Stock, Component Underlying or Basket Stock with respect to one share, in or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

If a Reorganization Event with respect to an Underlying Stock, Component Underlying or Basket Stock occurs, in each case as a result of which the holders of such Underlying Stock, Component Underlying or Basket Stock receive Exchange Property, then the Final Share Price for such Underlying Stock, Component Underlying or Basket Stock will be determined by reference to the value of the Exchange Property following the effective date for such Reorganization Event (or, if applicable, in the case of a Spin-Off Event, the Initial Share Price for such Underlying Stock, Component Underlying or Basket Stock will be adjusted based on the Closing Prices of such Underlying Stock, Component Underlying or Basket Stock immediately preceding and immediately succeeding the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event). The value of the Exchange Property will be calculated as the sum of the value of the components of the Exchange Property as described below:

•

If the Exchange Property consists of securities (including, without limitation, securities of the issuer of such Underlying Stock, Component Underlying or Basket Stock) traded on any Relevant Exchange (“Exchange Traded Securities”), the value of such Exchange Property will equal the Closing Price of the securities composing the Exchange Property.

•

If the Exchange Property consists of cash, other property that is not Exchange Traded Securities or a combination thereof, the Calculation Agent will value such Exchange Property as if such Exchange Property was liquidated on the date the issuer of such Underlying Stock, Component Underlying or Basket Stock received all such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property will equal the aggregate cash amount, including both the

Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of the non-cash Exchange Property.

In the event Exchange Property consists of securities, those securities will, in turn, be subject to the anti-dilution adjustments contained herein.

In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

The Calculation Agent will be solely responsible for the determination and calculation of the Exchange Property if a Reorganization Event occurs, the value thereof and its effect on the relevant Underlying Stock, Component Underlying or Basket Stock’s Initial Share Price and Final Share Price. Its determinations and calculations, and its adjustments of the Underlying Stock, Component Underlying or Basket Stock’s prices, will be conclusive absent manifest error.

If a Reorganization Event (other than a Spin-Off Event) with respect to an Underlying Stock, Component Underlying or Basket Stock occurs, then, on and after the effective date of such Reorganization Event:

1.	such Underlying Stock, Component Underlying or Basket Stock’s Initial Share Price will not be further adjusted under this “— Reorganization Events” section; and

2.	such Underlying Stock, Component Underlying or Basket Stock’s Final Share Price on any trading day on and after the effective date of the Reorganization Event will equal the sum of:

•

the Closing Price of any Exchange Traded Securities composing the Exchange Property on such trading day times the Stock Adjustment Factor for such Exchange Traded Securities (which will be reset to equal 1.0 on the effective date of the Reorganization Event) on such trading day;

•	the aggregate cash amount of any Exchange Property consisting of cash; and

•	the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on such trading day.

If a Spin-Off Event with respect to an Underlying Stock, Component Underlying or Basket Stock occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event:

(A) such Underlying Stock, Component Underlying or Basket Stock’s Initial Share Price will be adjusted on the ex-dividend date for the distribution of equity securities subject to such Spin-Off Event so that the new Initial Share Price for such Underlying Stock, Component Underlying or Basket Stock will equal the product of (i) the Initial Share Price of such Underlying Stock, Component Underlying or Basket Stock immediately prior to the ex-dividend date with respect to the Spin-Off Event and (ii) a fraction, the numerator of which is equal to the Closing Price per share of such Underlying Stock, Component Underlying or Basket Stock on the trading day immediately succeeding the ex-dividend date with respect to the Spin-Off Event, and the denominator of which is the Closing Price per share of such Underlying Stock, Component Underlying or Basket Stock on the trading day immediately preceding the ex-dividend date with respect to the Spin-Off Event; and

(B) the Final Share Price for such Underlying Stock, Component Underlying or Basket Stock on any trading day on and after the ex-dividend date with respect to the Spin-Off Event will not be further adjusted under this “— Reorganization Events” section.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as an Underlying Stock, Component Underlying or Basket Stock (an “Original Underlying Stock, Component Underlying or Basket Stock”) is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the Calculation Agent, in its sole discretion without consideration for the interests of investors, will either (A) determine a Successor Underlying Stock, Component Underlying or Basket Stock (as defined below) to such ADS after the close of the principal trading session on the trading day immediately prior to the Change Date in accordance with the following paragraph (each successor stock as so determined, a “Successor Underlying Stock, Component Underlying or Basket Stock” and such successor stock issuer, a “Successor Underlying Stock, Component Underlying or Basket Stock Issuer”) or (B) select the applicable Underlying Stock to be such Underlying Stock, Component Underlying or Basket Stock.

The “Successor Underlying Stock, Component Underlying or Basket Stock” with respect to an ADS will be the ADS of a company selected by the Calculation Agent from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of the Original Underlying Stock, Component Underlying or Basket Stock is organized, or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the Original Underlying Stock, Component Underlying or Basket Stock that, in the sole discretion of the Calculation Agent, is the most comparable to the Original Underlying Stock, Component Underlying or Basket Stock, taking into account such factors as the Calculation Agent deems relevant, including without limitation, market capitalization, dividend history and stock price volatility; provided, however, that a Successor Underlying Stock, Component Underlying or Basket Stock will not be any ADS that is (or the Underlying Stock for which is) subject to a trading restriction under the trading restriction our policies or any of our affiliates that would materially limit our ability of or any of our affiliates to hedge the notes with respect to such ADS (a “Hedging Restriction”); provided further that if a Successor Underlying Stock, Component Underlying or Basket Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, the Successor Underlying Stock, Component Underlying or Basket Stock will be selected by the Calculation Agent and will be the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the Original Underlying Stock, Component Underlying or Basket Stock is organized, or has its principal executive office that, in the sole discretion of the Calculation Agent, is the most comparable to the Original Underlying Stock, Component Underlying or Basket Stock, taking into account such factors as the Calculation Agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the Original Underlying Stock, Component Underlying or Basket Stock. Notwithstanding the foregoing, if a Successor Underlying Stock, Component Underlying or Basket Stock cannot be identified in the country in which the issuer of the Original Underlying Stock, Component Underlying or Basket Stock is organized, or has its principal executive office, as set forth above, the Successor Underlying Stock, Component Underlying or Basket Stock will be selected by the Calculation Agent and will be a common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the Original Underlying Stock, Component Underlying or Basket Stock that in the sole discretion of the Calculation Agent, is the most comparable to the Original Underlying Stock, Component Underlying or Basket Stock, taking into account such factors as the Calculation Agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility.

Upon the determination by the Calculation Agent of any Successor Underlying Stock, Component Underlying or Basket Stock pursuant to clause (A) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility,” on and after the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, references in this product supplement or the relevant pricing supplement to such “Underlying Stock, Component Underlying or Basket Stock” will no longer be deemed to refer to the Original Underlying Stock, Component Underlying or Basket Stock and will be deemed instead to refer to any such Successor Underlying Stock, Component Underlying or Basket Stock for all purposes, and references in this product supplement or the relevant pricing supplement to “issuer” of the Original Underlying Stock, Component Underlying or Basket Stock will be deemed to be to any such Successor Underlying Stock, Component Underlying or Basket Stock Issuer. Upon the selection of any Successor Underlying Stock, Component Underlying or Basket Stock by the Calculation Agent pursuant to clause (A) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility,” on and after the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, (i) the Initial Share Price (or Strike Price, if applicable) for such Successor Underlying Stock, Component Underlying or Basket Stock will be equal to the Initial Share Price (or Strike Price, if applicable) of the Original Underlying Stock, Component Underlying or Basket Stock, (ii) the Final Share Price for such Successor Underlying Stock, Component Underlying or Basket Stock on any trading day will be the Closing Price of one share of such Successor Underlying Stock, Component Underlying or Basket Stock on such trading day times the Stock Adjustment Factor for such Successor Underlying Stock, Component Underlying or Basket Stock on such trading day, and (iii) the Stock Adjustment Factor for such Successor Underlying Stock, Component Underlying or Basket Stock will be an amount as determined by the Calculation Agent in good faith as of the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, taking into account, among other things, the Closing Price of the Original Underlying Stock, Component Underlying or Basket Stock on the trading day immediately preceding the effective date (or, in the case of a Spin-Off Event, the ex-dividend date) of such Reorganization Event, subject to adjustment for certain corporate events related to such Successor Underlying Stock, Component Underlying or Basket Stock in accordance with “— Anti-Dilution Adjustments.”

Following the selection of a Successor Underlying Stock, Component Underlying or Basket Stock, the Stock Adjustment Factor of the Successor Underlying Stock, Component Underlying or Basket Stock will be subject to adjustment as described above under “— Anti-Dilution Adjustments.”

If a Successor Underlying Stock, Component Underlying or Basket Stock is selected, we will, or will cause the Calculation Agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the Change Date, of the Successor Underlying Stock, Component Underlying or Basket Stock Issuer, the Successor Underlying Stock, Component Underlying or Basket Stock, the Buffer Amount and the Initial Share Price (or Strike Price, if applicable) for such Successor Underlying Stock, Component Underlying or Basket Stock, as well as the Original Underlying Stock, Component Underlying or Basket Stock so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Calculation Agent selects the applicable Underlying Stock to be an Underlying Stock, Component Underlying or Basket Stock pursuant to clause (B) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility” above, the Stock Adjustment Factor for such Underlying Stock, Component Underlying or Basket Stock will thereafter equal the last value of the Stock Adjustment Factor for the ADS multiplied by the number of the applicable Underlying Stock represented by a single ADS, subject to further adjustments as described under “— Anti-Dilution Adjustments.” The Final Share Price for such Underlying Stock, Component Underlying or Basket Stock will be expressed in U.S. dollars, converting the Closing Price of the applicable Underlying Stock on the Final Valuation Date or on each of the Ending Averaging Dates into U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable Underlying Stock relative to the U.S. dollar as reported by Reuters Group PLC (“Reuters”) on the relevant page for such rate at approximately the closing time of the Relevant Exchange for such Underlying Stock on such day. However, if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the Calculation Agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the Calculation Agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the Calculation Agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination. If the Calculation Agent is unable to obtain at least one such bid quotation, the Calculation Agent will determine the applicable exchange rate in its sole discretion.

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per Face Amount upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount as described under the caption “Description of Securities — Payment at Maturity,”

calculated as if the date of acceleration were the Observation Date or final Ending Averaging Date. If the securities are subject to Ending Averaging Dates, then the business days immediately preceding the date of acceleration (in such number equal to the number of Ending Averaging Dates in excess of one) shall be the corresponding Ending Averaging Dates.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Davis Polk & Wardwell, our special tax counsel, which is based on certain factual assumptions, the following is a summary of certain material U.S. federal income tax consequences of ownership and disposition of the securities.

The following discussion only applies to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly retroactively. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a hedging transaction, straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or any individual non-U.S. investor who is present in the United States for 183 days or more in a taxable year in which the investor’s securities are sold or retired.

In addition, neither we nor Davis Polk & Wardwell will attempt to ascertain whether any Underlying Stock would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any Underlying Stock were so treated, adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of the securities. You should refer to information filed with the SEC or the equivalent government authority by any such entity and consult your tax adviser regarding the possible consequences to you if such an entity is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Unless otherwise provided in the relevant pricing supplement, it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments, some of which are discussed below) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment of the securities will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Unless otherwise provided in the applicable pricing supplement and assuming the treatment of the securities described above is respected, the following are certain material U.S. federal income tax consequences of the ownership and disposition of the securities under current law.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities generally should equal the amount you paid to acquire them. This gain or loss generally should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term from issue to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though no cash will be received on the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would generally be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Other treatments also are possible that could materially and adversely affect the timing and/or character of income on the securities. On December 7, 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including alternative treatments and the issues presented by this notice, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a non-U.S. holder. You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Under current law any gain from the sale, exchange or retirement of the securities should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities nonetheless would not be subject to U.S. federal withholding or income tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable requirements; and (ii) any income from the securities is not effectively connected with your conduct of a trade or business in the United States.

However, as described above under “— Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Securities,” on December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient (such as a domestic corporation) and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you file a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities, as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, and may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Underlying Stock, Component Underlying or Basket Stocks or instruments whose value is derived from the Underlying Stock, Component Underlying or Basket Stocks. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially affect the levels of the Underlying Stock, Component Underlying or Basket Stocks as well as the Initial Share Price or Starting Basket Level, which could affect your return on the securities at maturity. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Underlying Stock, Component Underlying or Basket Stocks or instruments whose value is derived from the Underlying Stock, Component Underlying or Basket Stocks or their constituents. Although we have no reason to believe that any of these activities will have a material impact on the level of the Underlying Stock, Component Underlying or Basket Stocks or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements to be entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the principal amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees, in the amount set forth on the cover page of the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of FINRA regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

THE UNDERLYING STOCK OR BASKET STOCK

In the relevant pricing supplement, we will provide summary information regarding the business of the issuer of the Underlying Stock, Component Underlyings or Basket Stocks based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of the Underlying Stock, Component Underlyings or Basket Stocks may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to the Underlying Stock, Component Underlying or Basket Stock or other securities of the issuer of the Underlying Stock, Component Underlying or Basket Stock. We have derived any and all disclosures contained in this product supplement and the relevant pricing supplement regarding the issuer of the Underlying Stock, Component Underlying or Basket Stock from the publicly available documents described above. In connection with the offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Underlying Stock, Component Underlying or Basket Stock. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer of the Underlying Stock, Component Underlying or Basket Stock is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Underlying Stock, Component Underlying or Basket Stock (and therefore the Stock Adjustment Factor) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Underlying Stock, Component Underlying or Basket Stock could affect the payment at maturity with respect to the securities and, therefore, the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying Stock, Component Underlying or Basket Stock.

We and/or our affiliates may currently or from time to time engage in business with the issuer of the Underlying Stock, Component Underlying or Basket Stock, including extending loans to, or making equity investments in, such issuer or providing advisory services to such issuer, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Underlying Stock, Component Underlying or Basket Stock or its issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Underlying Stock, Component Underlying or Basket Stock or its issuer, and these reports may or may not recommend that investors buy or hold the Underlying Stock, Component Underlying or Basket Stock. As a prospective purchaser of a security, you should undertake an independent investigation of the Underlying Stock,

Component Underlying or Basket Stock or its issuer as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying Stock, Component Underlying or Basket Stock. We describe various risk factors that may affect the market value of your securities, and the unpredictable nature of that market value, under “Risk Factors” above.